UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 6, 2024

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23382 Mill Creek Drive, Suite 125, Laguna Niguel, California 92653

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 5.02(e) below is hereby incorporated by reference in this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 3, 2024 and November 6, 2024, Summit Healthcare REIT, Inc. (the “Company”) entered into employment agreements with two of its named executive officers, Chief Executive Officer, Elizabeth Pagliarini, and Chief Financial Officer, Sharyn Grant, respectively. These employment agreements were approved by the Company’s Compensation Committee and Board of Directors.

The descriptions of the employment agreements entered into with Ms. Pagliarini and Ms. Grant set forth below are qualified in their entirety by reference to the full text of the agreements, copies of which are filed herewith and incorporated by reference herein.

Each applicable employment agreement is for a three-year term. The base salaries for Ms. Pagliarini and Ms. Grant are $575,000 per year and $250,000 per year, respectively. Other terms include standard terms relating to salary, bonus, position, duties and benefits (including eligibility for equity compensation), as well as a special cash payment following termination without cause or a change in control of the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Summit Healthcare REIT, Inc., a Maryland Corporation, and Elizabeth A Pagliarini, dated December 3, 2024

10.2	Employment Agreement between Summit Healthcare REIT, Inc., a Maryland Corporation, and Sharyn Grant, dated November 6, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Sharyn I. Grant
Name:	Sharyn I. Grant
Title:	Chief Financial Officer

Dated: December 6, 2024